[Letterhead of Kronick Kalada Berdy & Co.]


                  CONSENT OF REPORT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM



As independent registered public accounting firm, we hereby consent to the incorporation by reference in Registration Statement File No. 333-80441 of Farnsworth Bancorp, Inc. and Subsidiaries on Form S-8 of our report dated December 18, 2006 incorporated by reference in the 10-KSB for the year ended September 30, 2006.


/s/Kronick Kalada Berdy & Co.

Kronick Kalada Berdy & Co.
Kingston, Pennsylvania
December 29, 2006